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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-63719, 333-58415-01 and 333-103097-02) and Form
S-8 (Nos. 33-43231, 33-43309, 333-09685, 333-25039, 333-36987, 333-62199,
333-93223, 333-93225, 333-61532, 333-73540, 333-85864, 333-99147, 333-102304 and
333-102305) of Unocal Corporation of our report dated February 14, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
Los Angeles, California
March 20, 2003